Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 31, 2008) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2008.

The Company reported a net loss in the quarter of $94.1 million, or $6.72 per share.  This net loss is composed of: (i) a $58.0 million ($4.14 per share) after-tax, non-cash valuation allowance against deferred tax assets, (ii) pre-tax charges totaling $39.9 million ($1.77 per share) for land-related charges of $28.4 million and joint venture investment write-offs of $11.5 million; and (iii) a pre-tax loss from operations of $13.5 million.  In 2007’s second quarter, the Company reported a net loss of $42.6 million, or $3.05 per share.

The Company reported a net loss of $116.3 million for the first half of 2008, or $8.30 per share, compared to a net loss of $40.4 million, or loss per share of $2.89, in the same period a year ago.  During the first half of 2008, the Company recorded $62.2 million of pre-tax impairments charges and the $58.0 million deferred tax valuation allowance.  This compares to pre-tax charges in the first half of 2007 of $74.3 million.  As a result of the 2008 year-to-date net loss, the Company will discontinue paying cash dividends on its common and preferred shares.

The Company delivered 478 homes in the second quarter compared to 755 in same period of 2007, a decrease of 37%.  Homes delivered for the six months ended June 30, 2008 decreased 35% to 952 from 1,459 in 2007.  New contracts for 2008’s second quarter were 530, down 23% from 2007’s second quarter of 688.  For the first six months, 2008’s new contracts declined 34% to 1,084 from 1,630 in 2007.  The Company had 138 active communities at June 30, 2008 compared to 161 at June 30, 2007.  The sales value of backlog of homes at June 30, 2008 was $254 million with backlog units of 880 and an average sales price of $289,000.  The backlog of homes at June 30, 2007 had a sales value of $554 million, with backlog units of 1,694 and an average sales price of $327,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Market conditions remain difficult for the homebuilding industry.  Demand is weak, consumer confidence is low and margins remain under pressure.  We continue to make meaningful progress on reducing our debt, inventory and expense levels.  During the second quarter, our homebuilding borrowings were further reduced to $10 million, and we lowered our owned lots by over 1,000.  At quarter’s end, our stockholders’ equity stands at $466 million, with our debt to capital ratio at 31%.”

Mr. Schottenstein continued, “We anticipate that challenging conditions will continue for the balance of 2008 and, in all likelihood, through much of 2009.  Recent federal legislation in support of housing is clearly a positive, although it is by no means a silver bullet.  We will continue to work toward strengthening our balance sheet and position M/I for future opportunities that we expect to occur once housing conditions begin to improve.”
The Company will broadcast its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through July 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 72,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue:	$141,002	$226,448	$297,087	$443,017

Net loss:
Loss from continuing operations(1)	$(91,250)	$(35,431)	$(111,400)	$(33,360)
Loss from discontinued operations	(413)	(4,748)	(33)	(4,589)
Net loss	(91,663)	(40,179)	(111,433)	(37,949)
Preferred share dividends	2,438	2,438	4,875	2,438
Net loss to common shareholders	$(94,101)	$(42,617)	$(116,308)	$(40,387)

Loss per share:
Basic and Diluted:
Continuing operations	$(6.69)	$(2.71)	$(8.30)	$(2.56)
Discontinued operations	(0.03)	(0.34)	-	(0.33)
Total	$(6.72)	$(3.05)	$(8.30)	$(2.89)

Weighted average shares outstanding:
Basic	14,016	13,975	14,012	13,959
Diluted	14,016	13,975	14,012	13,959

(1)	For the three and six months ended June 30, 2008, loss from continuing operations includes a $58.0 million deferred tax asset valuation allowance.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$141,002	$226,448	$297,087	$443,017
Gross margin	(21,103)	(10,226)	(17,693)	35,017
General and administrative expense	17,133	25,947	34,691	46,688
Selling expense	13,087	18,807	26,813	35,938
Operating loss	(51,323)	(54,980)	(79,197)	(47,609)
Other income	-	-	5,555	-
Interest expense	2,106	2,760	6,545	6,788
Loss from continuing operations
before income taxes	(53,429)	(57,740)	(80,187)	(54,397)
Provision (benefit) for income taxes	37,821	(22,309)	31,213	(21,037)
Loss from continuing operations,
net of income taxes	(91,250)	(35,431)	(111,400)	(33,360)
Loss from discontinued operations,
net of income taxes	(413)	(4,748)	(33)	(4,589)
Net loss	(91,663)	(40,179)	(111,433)	(37,949)
Preferred share dividends	2,438	2,438	4,875	2,438
Net loss to common shareholders	$(94,101)	$(42,617)	$(116,308)	$(40,387)

Revenue:
Housing revenue	$126,795	$217,962	$257,731	$424,029
Land revenue	10,870	4,703	23,644	9,069
Other	166	(1,012)	7,131	(228)
Total homebuilding revenue	$137,831	$221,653	$288,506	$432,870

Financial services revenue	3,171	4,795	8,581	10,147
Total revenue	$141,002	$226,448	$297,087	$443,017

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$10,455	$7,129	$12,974	$6,889
Florida	22,998	24,437	41,492	24,744
Mid-Atlantic	6,419	26,613	6,513	27,691
Continuing operations	$39,872	$58,179	$60,979	$59,324
Discontinued operations	-	7,881	-	7,881
Consolidated Total	$39,872	$66,060	$60,979	$67,205

Abandonments by Region:
Midwest	$1	$-	$25	$22
Florida	2	825	133	1,828
Mid-Atlantic	5	16	1,054	46
Continuing operations	$8	$841	$1,212	$1,896
Discontinued operations	-	-	-	-
Consolidated Total	$8	$841	$1,212	$1,896

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

EBITDA (1)	$(7,086)	$15,859	$(556)	$31,899
Interest incurred - net of fee amortization	$4,396	$8,522	$9,907	$18,224
Interest amortized to cost of sales	$2,453	$3,640	$5,026	$7,036
Depreciation and amortization	$1,921	$1,943	$4,701	$3,868
Non-cash charges	$40,813	$72,850	$63,950	$76,026

Cash provided by (used in) operating activities activities operating activities	$10,747	$9,241	$109,499	$62,437
Cash (used in) provided by investing activities	$(3,678)	$(3,969)	$4,056	$(6,203)
Cash used in financing activities financing activities	$(6,571)	$(7,159)	$(112,948)	$(65,402)

Financial services pre-tax income	$1,012	$2,188	$4,349	$4,838

     (1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

Units:

New contracts:
Continuing operations	530	682	1,084	1,613
Discontinued operations	-	6	-	17
Consolidated total	530	688	1,084	1,630
Homes delivered:
Continuing operations	466	738	916	1,424
Discontinued operations	12	17	36	35
Consolidated total	478	755	952	1,459

	June 30,
	2008	2007
Consolidated Backlog:
Units	880	1,694
Aggregate sales value (in millions)	$254	$554
Average sales price	$289,000	$327,000

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet Information
(Unaudited)

	June 30,
	2008	2007

Assets:
Cash / cash held in escrow	$9,144	$16,013
Mortgage loans held for sale	31,919	32,380
Inventory:
Lots, land and land development	404,992	589,993
Land held for sale	2,739	35,511
Homes under construction	259,851	357,893
Other inventory	31,114	44,825
Total Inventory	698,696	1,028,222

Fixed assets - net	32,216	36,785
Investment in unconsolidated joint ventures	26,011	50,453
Income tax receivable	31,857	-
Deferred income taxes	7,622	65,351
Assets from discontinued operation	-	100,781
Other assets	23,091	29,538
Total Assets	$860,556	$1,359,523

Liabilities:
Debt –Homebuilding Operations:
Notes payable banks	$10,000	$265,000
Notes payable other	16,661	6,826
Senior notes	199,040	198,784
Total Debt – Homebuilding Operations	225,701	470,610

Note payable bank – financial services operations	29,640	16,000
Total Debt	255,341	486,610

Accounts payable	55,162	80,516
Other liabilities	64,724	85,301
Community development district obligations	12,153	23,750
Obligation for inventory not owned	7,093	7,729
Total Liabilities	394,473	683,906

Stockholders’ Equity	466,083	675,617
Total Liabilities and Stockholders’ Equity	$860,556	$1,359,523

Book value per common share	$26.11	$40.98
Homebuilding net debt/capital ratio	31%	40%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	June 30, 2008			June 30, 2007

		Lots			Lots
	Lots	Under		Lots	Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	6,012	659	6,671	6,820	504	7,324

Florida region	3,452	251	3,703	7,982	351	8,333

Mid-Atlantic region	1,842	804	2,646	2,413	1,163	3,576

Continuing operations	11,306	1,714	13,020	17,215	2,018	19,233

Discontinued operations	-	-	-	408	-	408

Consolidated total	11,306	1,714	13,020	17,623	2,018	19,641